As filed with the Securities and Exchange Commission on December 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-1388364
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Clayman, M.D.

Chief Executive Officer

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 500 Boylston Street, 14th Floor Boston, Massachusetts 02116 (617) 937-2300	Mitchell Bloom, Esq. Edward King, Esq. Ryan Sansom, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-200668

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	$11,302,200	$1,314

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended. Includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	The registrant previously registered $87,229,800 worth of its Common Stock on a Registration Statement on Form S-1 (File No. 333-200668) and paid an aggregate registration fee of $10,137 in connection with the filing of such Registration Statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement on Form S-1 relates to the public offering of common stock of Flexion Therapeutics, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-200668), as amended (the “Prior Registration Statement”), declared effective on December 11, 2014 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the aggregate offering price of shares to be offered in the public offering by $11,302,200, including the offering price of additional shares that the underwriters have the option to purchase. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 11th day of December, 2014.

FLEXION THERAPEUTICS, INC.

By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Clayman, M.D. Michael D. Clayman, M.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	December 11, 2014

/s/ Frederick W. Driscoll Frederick W. Driscoll	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2014

/s/ Patrick J. Mahaffy* Patrick J. Mahaffy	Chairman of the Board of Directors	December 11, 2014

/s/ Samuel D. Colella* Samuel D. Colella	Member of the Board of Directors	December 11, 2014

/s/ Heath Lukatch, Ph.D.* Heath Lukatch, Ph.D.	Member of the Board of Directors	December 11, 2014

/s/ Sandesh Mahatme* Sandesh Mahatme	Member of the Board of Directors	December 11, 2014

/s/ Ann Merrifield* Ann Merrifield	Member of the Board of Directors	December 11, 2014

/s/ Alan Milinazzo* Alan Milinazzo	Member of the Board of Directors	December 11, 2014

/s/ Andrew J. Schwab* Andrew J. Schwab	Member of the Board of Directors	December 11, 2014

*	Pursuant to power of attorney

By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.

EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1(a)	Power of Attorney.

(a)	Included on the signature page of the Registration Statement on Form S-1 (File No. 333-200668), previously filed with the Securities and Exchange Commission.